Exhibit 99.1

TOMI™ Environmental Solutions, Inc. Reports Financial Results and Business Update

- Reports first quarter 2015 and full-year 2014 financial results

- Expands sales of TOMI’s patented BIT™ technology domestically and internationally

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--May 15, 2015--TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) (“TOMI” or the “Company”), a global bacteria disinfection/decontamination and infection prevention company, reported its financial results for the three months ended March 31, 2015 and also provided a summary of the Company’s full-year 2014 financial and business highlights.

“TOMI has made tremendous progress in its strategy to address the large-scale opportunities in the infection control market with SteraMist™. Leveraging our Binary Ionization Technology® (“BIT™”), SteraMist™ is quickly building a reputation among decision-makers in a variety of applicable markets for its advantages in speed and efficacy over competing household and industrial cleaners,” stated Dr. Halden Shane, TOMI’s Chief Executive Officer. “Our near-term outlook is quite positive as we have a significant opportunity that will bring our leading, cutting-edge technology to market in rapid fashion.”

2015 and 2014 Business Highlights

  Expanded sales of TOMI’s patented BIT™ technology internationally:
    Established presence in South Korea via agreements with South Korean-based KMS I & T Co., Ltd. and Fine C&S Co. to sell SteraMist™ to their extensive customer bases.
    Signed sales agency agreement with Espire Health Philippines, Inc. to support and deliver TOMI’s SteraMist™ suite of products to three Cancer Treatment Specialist Centers in the Philippines.
    Signed distribution and licensing agreement with Plascencia Universal, S. de C.V. in Mexico.
  Launched the TOMI Service Network (“TSN™”) to provide regional, national and international large-event mobilization response utilizing TOMI’s platform of SteraMist™ products and training.
  Increased domestic customer base in both healthcare and restoration industries.
  Recognized as one of 15 finalists out of 1,500 applications to win a grant from USAID, CDC, DOD, and the Office of the President for the development of a portable disinfection/decontamination unit to be used in the fight against Ebola. Developed three new disinfection/decontamination chamber products for the fight against global pandemics.
  Presented at several prestigious events in 2015 showcasing SteraMist™ and BIT™ Solution.
    Presented at the Global Business Roundtable 5th World Congress 2015 in Johannesburg, South Africa on March 11, 2015.
    Invited by the World Health Organization (“WHO”) to present “SteraMist™ Mobile Decontamination Chambers” at the Consultation on Personal Protective Equipment (“PPE”) in Geneva, Switzerland on March 25, 2015.
    Accepted invitation from The White House Office of Science and Technology Policy and the U.S. Agency for International Development (“USAID”) to present at the “Innovation on the Edge: Accelerating Solutions in the Fight Against Ebola” discussion in Washington, DC, on April 2, 2015.
    Paul Allen Foundation sponsored a representative of the Company to participate and exhibit the SteraMist™ BIT™ platform of technologies at the Ebola Innovation Summit in San Francisco, California on April 16, 2015.
  Sold SteraMist™ BIT™ equipment to one of United States’ most secure BSL-4 labs after presenting to the lab personnel, including a group of the world’s leading virologists.
  Signed a distribution agreement with ProEx Services to represent TOMI’s technology and products in the lab sector.
  Named in manufacturer RG Group’s nomination for the Governor’s Entrepreneur ImPAct Award as a result of collaboration in the design and manufacture of the SteraMist™ BIT™ product line.

Financial Results for the Three Months Ended March 31, 2015 as Compared to 2014

Net revenue for the three months ended March 31, 2015 was $676,000, as compared to $273,000 during the three months ended March 31, 2014. Gross margins were 58.9%, as compared to 58.8%. Loss from operations was $424,000, as compared to $1.6 million. Fair value adjustments of derivative liability were a non-cash charge of $2.7 million, which compares to a benefit of $1.8 million. Net loss, including the aforementioned fair value adjustments, was $4.3 million, or $0.05 per share, as compared to $97,000, or $0.00 per share.

Financial Results for the Year Ended December 31, 2014 as Compared to 2013

Net revenue for the year ended December 31, 2014 was $2.2 million, as compared to net revenue of $1.2 million for the year ended December 31, 2013. Gross margins were 61.1%, as compared to 58.8%. Loss from operations was $3.8 million, as compared to $1.4 million. Fair value adjustments of derivative liability were a non-cash benefit of $5.9 million, which compares to a charge of $349,000. Net income, including the aforementioned fair value adjustments, was $268,000, or $0.00 per share, as compared to a loss of $5.7 million, or $0.03 per share.

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global bacteria disinfection/decontamination and infectious disease control company, providing eco-friendly environmental solutions for indoor surface disinfection/decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide-based products that uses Binary Ionization Technology® (BIT™) , a state-of-the-art technology for the production of its disinfection/decontamination mist represented by the TOMI™ SteraMist™ brand.

TOMI’s products are designed to service a broad spectrum of commercial structures including hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, for non-food safety in meat and produce processing facilities, military barracks and athletic facilities. TOMI’s products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, the Association for Professionals in Infection Control and Epidemiology, the Society for Healthcare Epidemiology of America, The Restoration Industry Association, the Indoor Air Quality Association and The International Ozone Association. For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

TOMI ENVIRONMENTAL SOLUTIONS, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For The Three Months Ended
	March 31,
	2015	2014

Sales, net	$676,386	$273,029
Cost of Sales	278,476	113,845
Gross profit	397,910	159,184

Costs and Expenses:
Professional Fees	107,032	113,830
Depreciation and Amortization	125,253	111,906
Selling Expenses	94,735	61,448
Research and Development	22,190	31,292
Consulting fees	76,309	58,403
Equity Compensation Expense (Note 8)	125,087	1,142,349
General and Administrative	271,314	201,645
Total Costs and Expenses	821,919	1,720,873
Loss from Operations	-424,009	-1,561,689

Other Income (Expense):
Amortization of Deferred Financing Costs	-84,450	-84,450
Amortization of Debt Discounts	-963,348	-74,968
Fair Value Adjustment of Derivative Liability	-2,673,148	1,751,305
Interest Expense	-126,850	-127,406
Total Other Income (Expense)	-3,847,796	1,464,481

Net Loss	$(4,271,805)	$(97,208)

Loss Per Common Share
Basic and Diluted	$(0.05)	$0.00

Basic and Diluted Weighted Average Common Shares Outstanding	84,043,034	80,147,114

TOMI ENVIRONMENTAL SOLUTIONS, INC. CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2015	Dec. 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$173,996	$160,560
Cash – Restricted (Note 6)	716	105,776
Accounts Receivable, net	611,837	441,153
Inventories (Note 3)	911,905	772,833
Prepaid Expenses	41,054	35,404
Other Assets	36,613	36,644
Deferred Financing Costs – net (Note 6)	115,175	199,625
Total Current Assets	1,891,296	1,751,995

Property and Equipment – net (Note 4)	265,076	288,159

Other Assets:
Intangible Assets – net (Note 5)	2,564,679	2,657,056
Security Deposits	4,700	6,552
Total Other Assets	2,569,379	2,663,608
Total Assets	$4,725,751	$4,703,762

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts Payable and Accrued Expenses	$605,615	$448,063
Accrued Interest on Convertible Notes (Note 6)	84,567	211,417
Accrued Officers Compensation (Note 9)	50,000	41,000
Common Stock to be Issued (Note 12)	78,388	35,925
Customer Deposits	19,619	19,716
Deferred Rent	18,263	15,236
Derivative Liability (Note 7)	4,402,031	1,728,883
Convertible Notes Payable, net of discount at March 31, 2015 and December 31, 2014 of $3,032,685 and $3,996,033, respectively (Note 6)	2,041,315	1,077,967
Total Current Liabilities	7,299,798	3,578,207

Total Liabilities	7,299,798	3,578,207

Commitments and Contingencies	-	-
Stockholders’ Equity (Deficiency):
Cumulative Convertible Series A Preferred Stock; par value $0.01, 1,000,000 shares authorized; 510,000 shares issued and outstanding at March 31, 2015 and December 31, 2014	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value; 7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at March 31, 2015 and December 31, 2014
Common stock; par value $0.01, 200,000,000 shares authorized; 85,526,522 and 83,646,275 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	855,265	836,463
Additional Paid-In Capital	19,835,048	19,281,647
Accumulated Deficit	-23,269,460	-18,997,655
Total Stockholders’ Equity (Deficiency)	-2,574,047	1,125,555
Total Liabilities and Stockholders’ Equity (Deficiency)	$4,725,751	$4,703,762

CONTACT:
INVESTOR RELATIONS CONTACT:
LHA (IR Agency)
Becky Herrick & Kirsten Chapman
(415) 433-3777
tomi@lhai.com
or
MEDIA RELATIONS CONTACT:
TOMI™ Environmental Solutions, Inc.
Aaron Loveland
VP of Marketing and Public Affairs
(240) 672-6263
aaron.loveland@tomiesinc.com